                                                                    EXHIBIT 10.1

                            REVOLVING LOAN AGREEMENT

     The LOAN AGREEMENT (the "Agreement"), dated as of May 1st, 1995, is entered into between FIRST MIDWEST CORPORATION OF DELAWARE, a Delaware corporation (the "Borrower"), whose address is 501 West North Avenue, Melrose Park, Illinois, 60160 and LASALLE NATIONAL BANK, a national banking association (the "Bank") , whose address is 120 South LaSalle Street, Chicago, Illinois.

                                   RECITALS:

     WHEREAS, the Borrower desires to borrow from the Bank up to the sum of Seventeen Million Dollars ($17,000,000) in order to provide for Borrower's working capital needs; and

     WHEREAS, Bank is willing to lend to the Borrower up to Seventeen Million Dollars ($17,000,000) in accordance with the terms, subject to the conditions and in reliance on the representations, warranties and covenants set forth herein and in the other documents and instruments entered into or delivered in connection with or relating to the loan contemplated in the Agreement;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT:

     1. COMMITMENTS OF THE BANK.

     The Bank agrees to extend a revolving loan (the "Loan") to the Borrower in the principal amount of up to Seventeen Million Dollars ($17,000,000), such loan to be evidenced by the Note, and secured by securities described in the Pledge Agreement (hereinafter defined) in accordance with terms and subject to the conditions set forth in this Agreement, the Note and the Pledge Agreement. Advances made by the Bank hereunder may be repaid and, subject to the terms and conditions hereof borrowed again, up to but not including May 31, 1996.

     2. CONDITIONS OF BORROWING.

     Notwithstanding any other provision of this Agreement, the Bank shall not be required to extend the Loan:

       (a) if any Default (as such term is defined below) has occurred or any event which, with the giving of notice or lapse of time, or both, would constitute such a Default;

       (b) if any litigation or governmental proceeding has been instituted or threatened against the Borrower or any Subsidiary or any of its officers or shareholders which

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in the sole discretion of the Bank will adversely affect the financial condition or operations of the Borrower or such Subsidiary;

     3. NOTE EVIDENCING BORROWING.

     The Loan shall be evidenced by a promissory note (the "Note") executed by the Borrower in the principal amount of $17,000,000 and shall be in the form set forth in Exhibit A hereto. Without in any way limiting the term of the
Note:

        (a) The Borrower shall pay interest on amounts outstanding under the Note as provided herein. Borrower shall make principal payments of $500,000 on the 1st day of each of the below identified quarters on which interest is due commencing July 1, 1995. Principal so repaid may not be reborrowed. Interest shall be payable quarterly, in arrears, commencing on July 1, 1995 and continuing on the first day of each October, January, and April thereafter, with a final payment of all outstanding amounts due under the Note, including, but not limited to principal and interest if not sooner paid, on May 1, 1996. The amounts outstanding from time to time shall bear interest calculated on the actual number of days elapsed on the basis of a 360 day year, at a rate equal, at the Borrower's option, to either (a) the London Inter-Bank Offered Rate ("LIBOR") plus 100 basis points, or (b) the Prime Rate (whichever rate is so selected, the "Interest Rate").

     For purposes of this Agreement, the term "Prime Rate" shall mean the floating prime rate in effect from time to time as set by the Bank, and referred to by the Bank as its Prime Rate. The Borrower acknowledges that the Prime Rate is not necessarily the Bank's lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the rate change is publicly announced by the Bank.

     LIBOR borrowings hereunder shall be for a period of one, two or three months (the "Interest Period"). Prepayments of LIBOR borrowings shall be permitted only at the conclusion of an Interest Period. Prepayments of LIBOR borrowings prior to the conclusion of an Interest Period shall be subject to penalty charges at the discretion of the Bank.

     With respect to the renewal of any Loan, or any new borrowing hereunder, in the event that deposits in the amount and for the term of the selected Interest Period are unavailable to Bank, or that by reason or circumstances affecting the LIBOR markets generally, adequate and reasonable means do not exist for ascertaining the interest rate applicable to such LIBOR loan for the selected Interest Period, Borrower shall either repay such loan or direct Bank to convert such loan into a LIBOR or floating rate loan of a type which is available on the last day of the then current Interest Period, said choice between repayment or conversion to be solely at Borrower's option.

     If it shall become unlawful (or contrary to any direction from or requirement of any governmental authority having jurisdiction over Bank) for Bank to honor its commitment or to continue to fund or maintain any Loan or to perform its obligations hereunder, then upon demand



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by Bank to Borrower, if it is unlawful for Bank to honor its commitment to make any loan, such commitment shall thereupon be cancelled and, if it is unlawful for Bank to continue to fund or maintain any loan, Borrower shall prepay without premium or penalty such loan together with accrued interest thereon on the last day of the then current Interest Period or on such earlier date as may be required by law.

     Each request by Borrower for a LIBOR loan must be received by Bank no later than 11:00 a.m. Chicago, Illinois time, on the day which is two days prior to the day it is to be funded. Requests for all other loans must be received by Bank no later than 11:00 a.m. Chicago, Illinois time, on the same day it is to be funded.

        (b) Borrower shall pay Bank a fee of 25 basis points on the unused amount of the credit commitment available hereunder on a 360 day basis. Such fee shall be paid on the same quarterly basis that interest is payable hereunder.

        (c) Any amount of principal or interest on the Note which is not paid when due, whether at stated maturity, by acceleration or otherwise shall bear interest payable on demand at an interest rate equal at all times to two percent (2%) above the Interest Rate.

        (d) If any payment to be made by the Borrower hereunder shall become due on a Saturday, Sunday or Bank holiday under the laws of the State of Illinois, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest in respect of such payment.

     4. PRINCIPAL PREPAYMENTS.

     Prepayments are permitted at any time, and shall be applied to the next succeeding principal payment due.

     5. REPRESENTATIONS AND WARRANTIES.

     To induce the Bank to make the Loan provided for herein, the Borrower represents and warrants as follows:

        (a) The Borrower: (i) is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a foreign corporation and in good standing in all states in which it is doing business except where the failure to so qualify would not have a material adverse effect on the Borrower or its business; and (iii) has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and to carry on its business as now being conducted. The Subsidiaries (hereinafter defined) are Illinois banking corporations, and have all requisite power and authority, corporate or otherwise, to own, operate and lease their property and to carry on each's business as now being conducted. The Borrower and the Subsidiaries have made payment of all franchise and similar taxes in the State of Illinois and in all of the respective jurisdictions in which they are


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incorporated or qualified, and so far as such taxes are due and payable at the date of the Agreement.

        (b) The Borrower is or shall become the owner of 100% of the issued and outstanding capital stock of Midwest Bank and Trust Company, The National Bank of Monmouth, Midwest Bank of Hinsdale and Midwest Bank of McHenry County (collectively the "Subsidiaries"). Attached hereto as Exhibit B is a true, correct and complete list of the shares of capital stock of the Subsidiaries (the "Subsidiary Shares").

        (c) The Subsidiary Shares have been duly authorized, legally and validly issued, fully paid and nonassessable, and are owned by the Borrower free and clear of all pledges, liens, security interest, charges or encumbrances, except, upon consummation of the transactions contemplated herein, for the security interest granted by the Borrower to the Bank. There are, as of the date hereof, no outstanding options, rights or warrants obligating the Borrower or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of any Subsidiary or obligating the Borrower or any Subsidiary to grant, extend or enter into any such agreement or commitment.

        (d) The financial statements of:

        (i) the Borrower, all of which have heretofore been furnished to the Bank, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and maintained by the Borrower throughout the periods involved, and fairly present the financial condition of the Borrower individually and on a consolidated basis at such dates specified therein and the results of its operations for the periods then ended; and

        (ii) the Subsidiaries, all of which have heretofore been furnished to the Bank, to the best knowledge of the Borrower have been prepared in accordance with GAAP and maintained by each Subsidiary throughout the periods involved, and fairly present the financial condition of each such Subsidiary at such dates specified therein and the results of its operation for the periods then entered.

        (e) To the best knowledge of the Borrower, since the latest date of the financial statements referred to in Section 5(d) above, there have been no material changes in the assets, liabilities, or condition, financial or otherwise, of the Borrower or any Subsidiary other than changes arising from transactions in the ordinary course of business, and none of such changes has been materially adverse.

        (f) There are no actions, suits, proceedings or written agreements pending, or to the best of the knowledge of the Borrower threatened or proposed, against the Borrower or, to the best knowledge of the Borrower, against any Subsidiary at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, of a material nature; and neither of the Borrower nor, to the best knowledge of the Borrower, any Subsidiary is in default with respect to any order,



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writ, injunction, or decree of, or any  written agreement with, any court, commission, board or agency, domestic or foreign.

        (g) all tax returns and reports of the Borrower and, to the best knowledge of the Borrower, all Subsidiaries, required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon the Borrower and each Subsidiary or upon any of their properties or assets which are due and payable have been paid, and the Borrower knows of no additional assessment of a material nature against the Borrower or any Subsidiary for taxes, or except as disclosed on the financial statements referred to in Section 5(d) above, of any basis for any such additional assessment.

        (h) The Borrower's primary business is that of a bank holding company, and all necessary regulatory approvals have been obtained for it to conduct its business.

        (i) The deposit accounts of each Subsidiary are insured by the Federal Deposit Insurance Corporation ("FDIC").

        (j) None of the Pledged Stock constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System ("FRS").

     The foregoing representations and warranties shall survive the making of this Agreement, and execution and delivery of the Note and the Pledge Agreement, and shall be deemed to be continuing representations and warranties until such time as the Borrower has satisfied all of its obligations to the Bank.

     6. NEGATIVE COVENANTS

     The Borrower agrees that until the Borrower satisfies all of its obligations to the Bank, including, but not limited to its obligations to pay in full all principal, interest and other amounts owing in accordance with the terms of this Agreement or the Note, the Borrower shall not itself, nor shall Borrower cause, permit or allow any Subsidiary to:

        (a) create, assume, incur, have outstanding, or in any manner become liable in respect of any indebtedness for borrowed money, and, in the case of a Subsidiary, indebtedness incurred in the ordinary course of the business of banking and in accordance with applicable laws and regulations and safe and sound banking practices. For purposes of this Agreement, the phrase "indebtedness" shall mean and include: (i) all items arising from the borrowing of money, which according to generally accepted accounting principles now in effect, would be included in determining total liabilities as shown on the balance sheet; (ii) all indebtedness secured by any lien in property owned by the Borrower whether or not such indebtedness shall have been assumed; (iii) all guarantees and similar contingent liabilities in respect to indebtedness of others; and (iv) all other interest-bearing obligations evidencing indebtedness in others;


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        (b) create, assume, incur, suffer or permit to exist any mortgage, pledge, deed of trust, encumbrance (including the lien or retained security title of a conditional vendor) security interest, assignment, lien or charge of any kind or character upon or with respect to any of their properties whether owned at the date hereof or hereafter acquired, or assigned or otherwise convey any right to receive income excepting only: (i) liens for taxes, assessments or other governmental charges for the then current year or which are not yet due or delinquent; (ii) liens for taxes, assessments or other governmental charges already due, but the validity of which is being contested at the time in good faith in such a manner as not to make the property forfeitable; (iii) liens and charges incidental to current operation which are not due or delinquent; (iv) liens for workmen's compensation awards not due or delinquent; (v) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation; (vi) purchase money mortgages or other liens on real property; and
(vii) liens existing on the date hereof as shown on their financial statements;

        (c) dispose by sale, assignment, lease or otherwise property or assets now owned or hereafter acquired, outside the ordinary course of business in excess of 10% of its consolidated assets in any fiscal year;

        (d) merge into or consolidate with or into any other person, firm or corporation;

        (e) make any loans or advances whether secured or unsecured to any person, firm or corporation, other than loans or advances made by the Subsidiaries in the ordinary course of their banking business and in accordance with applicable laws and regulations and safe and sound banking practices;

        (f) engage in any business or activity not permitted by all applicable laws and regulations, including without limitation, the Bank Holding Company Act of 1954, the Illinois Banking Act, the Federal Deposit Insurance Act and any regulations promulgated thereunder;

        (g) make any loan or advance secured by the capital stock of another bank or depository institution (except for loans made in the ordinary course of business), or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, without prior written approval of the Bank;

        (h) directly or indirectly create, assume, incur, suffer or permit to exist any pledge, encumbrance, security interest, assignment, lien or charge of any kind or character on the Subsidiary Shares or any other stock owned by the Borrower;

        (i) cause or allow the percent of the Subsidiary Shares to diminish as a percentage of the outstanding capital stock of the Borrower;

        (j) sell, transfer, issue, reissue, exchange or grant any option with respect to the Subsidiary Shares;

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        (k) redeem any of its capital stock, declare a stock dividend or split or otherwise change the capital structure of Borrower or of any Subsidiary without prior written approval of the Bank;

        (l) breach or fail to perform or observe any of the terms and conditions of the Note, the Pledge Agreement or any other document or agreement entered into or delivered in connection with, or relating to, the Loan;

        (m) engage in any unsafe or unsound banking practices; or

        (n) violate any law or regulation, or any condition imposed by or undertaking provided to the FRS, the FDIC or the Illinois Commissioner of Banks and Trust Companies in connection with the Borrower's acquisition of the Subsidiary Shares.

     7. AFFIRMATIVE COVENANTS.

     The Borrower agrees that until the Borrower satisfies all of its obligations to the Bank, including, but not limited to its obligations to pay in full all principal, interest and other amounts in accordance with the terms of the Agreement, the Note and the Pledge Agreement, it shall:

        (a) furnish and deliver to the Bank:

        (i) as soon as practicable, and in no event later than forty-five (45) days after the end of each of the first three calendar quarterly periods of the Borrower and the Subsidiaries, a copy of: (1) the balance sheet, profit and loss statement, surplus statement and any supporting schedules prepared in accordance with generally accepted accounting principles consistently applied and signed by the presidents and chief financial officers of the Borrower and the Subsidiaries; and (2) all financial statements, including, but not limited to, all call reports, filed with any state or federal bank regulatory authority;

        (ii) as soon as practicable, and in no event later than ninety (90) days after the end of each calendar year, a copy of: (1) the consolidated balance sheets as of the end of such year and of the consolidated profit and loss and surplus statements for the Borrower and the Subsidiaries for such year audited by independent certified public accountants satisfactory to the Bank and accompanied by an unqualified opinion; and (2) all financial statements and reports, including, but not limited to call reports and annual reports, filed annually with state or federal regulatory authorities;

        (iii) as soon as practicable, and in no event later than forty-five (45) days after the end of each calendar quarter, copies of the then current loan/asset watch list, the substandard loan/asset list, the nonperforming loan/asset list and other real estate owned list of the Subsidiaries;



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



        (iv) immediately after receiving knowledge thereof, notice in writing of all charges, assessment, actions, suits and proceeding that are proposed or initiated by, or brought before, any court or governmental department, commission, board or other administrative agency, in connection with the Borrower or any Subsidiary, other than ordinary course of business litigation not involving the FRS, the FDIC or the Illinois Commissioner of Banks and Trust Companies, which, if adversely decided, would not have a material effect on the financial condition or operations of the Borrower or the Subsidiary; and

        (v) promptly after the occurrence thereof, notice of any other matter which has resulted in a materially adverse change in the financial condition or operations of the Borrower or any Subsidiary;

        (b) contemporaneously with the furnishing of a copy of each annual report and of each quarterly statement provided pursuant to Section 7(a)(i) and
(ii) above, deliver to Bank, a certificate signed by the President and the Treasurer of the Borrower, containing a computation of the then current financial ratios specified in Subsections 7(c) through (j) of this Agreement, and stating that no Default or unmatured Default has occurred or is continuing, or, if there is any such event, describing such event, the steps, if any, that are being taken to cure it, and the time within which such cure will occur;

        (c) maintain such capital as is necessary to cause the Borrower to have adequate capital in accordance with the regulations of the FRS and any requirements or conditions that the FRS has or may impose on the Borrower;

        (d) as of December 31, 1995 maintain such capital as is necessary to cause the Subsidiaries to be classified as "well capitalized" institutions in accordance with the regulations of the FDIC, currently measured on the basis of information filed by Borrower in its quarterly Consolidated Report of Income and Condition (the "Call Report") as follows:

             (i)     Total Capital to Risk-Weighted Assets of not less than 10%;

             (ii)    Tier 1 Capital to Risk-Weighted Assets of not less than 6%;
                     and

             (iii) Tier 1 Capital to average Total Assets of not less than 5% (For the purposes of this subsection (d) (iii) the average Total Assets shall be determined on the basis of information contained in the preceding four (4) Call Reports);


        (e) maintain tangible equity capital of no less than $28,000,000 commencing December 31, 1995. For the purposes of this Section 7(e), "tangible equity capital" shall mean the sum of the common stock, surplus and retained earning accounts reduced by the amount of any goodwill;

        (f) cause the ratio of nonperforming loans to the primary capital of the Subsidiaries to be not more than twenty five percent (25%) at all times. For purposes of this Section 7(f), "primary capital" shall mean the sum of the common stock, surplus and retained earning accounts plus the reserve for loan and lease losses and "nonperforming loans" shall mean the sum of all non-accrual loans and loans on which any payment is ninety (90) or more days past due;

        (g) earn a minimum consolidated net income of no less than $2,700,000 commencing December 3l, 1995 and at all times thereafter;

        (h) not pay dividends to shareholders on an annual basis of more than twenty-five percent of Borrower's consolidated net income or $700,000, whichever is the lesser amount;

        (i) promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Borrower or any Subsidiary or upon the income, profits, or property of the Borrower or any Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and reserves therefor shall be maintained on the books of the Borrower or any such Subsidiary and as such reserves are deemed reasonably adequate by the Bank;

        (j) maintain bonds and insurance and cause each Subsidiary to maintain bonds and insurance with responsible and reputable insurance companies or associations in such amounts and covering such risk as is usually carried by owners of similar businesses and properties;

        (k) permit and cause each Subsidiary to permit the Bank through its employees, attorneys, accountants or other agents, to inspect any of the properties, corporate books and financial books and records of the Borrower and each Subsidiary at such times and as often as the Bank reasonably may request; and

        (l) provide and cause each Subsidiary promptly to provide the Bank with such other information concerning the business, operations, financial condition and regulatory status of the Borrower and each Subsidiary as the Bank may from time to time reasonably request.

     8. COLLATERAL.

     Pursuant to the Pledge Agreement, the Borrower has concurrently herewith assigned, transferred, pledged and delivered to the Bank as collateral for all of the Borrower's obligations


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


from time to time to the Bank, the Subsidiary Shares and any other Pledged Security (as defined in the Pledge Agreement) whether now or hereafter pledged.

     9. EVENTS OF DEFAULT; DEFAULT; RIGHTS UPON DEFAULT.

     The happening or occurrence of any of the following events or acts shall each constitute a Default hereunder, and any such Default shall also constitute a Default under the Note, the Pledge Agreement and any other loan document, without right to notice or time to cure in favor of the Borrower except as indicated below:

        (a) if the Borrower fails to make payment fifteen (15) days after notice by the Bank or where applicable upon demand, or fails to make any payments as provided for herein;

        (b) if there continues to exist any breach under any obligation of any other documents executed pursuant to this Agreement including, without limitation, the Note and the Pledge Agreement and such breach remains uncured beyond the applicable time period, if any, specifically provided therefor;

        (c) if any representation or warranty made in this Agreement shall continue to be false when made or at any time during the term of this Agreement or any extension thereof, or if the Borrower fails to perform or observe any covenant or agreement contained in this Agreement fifteen (15) days after notice by Bank;

        (d) if the Borrower fails to perform or observe any covenant or agreement contained in any other agreement between the Borrower or any Subsidiary and the Bank, or if any condition contained in any agreement between the Borrower or any Subsidiary and the Bank is not fulfilled and such failure remains uncured beyond the applicable time period, if any, specifically provided therefor;

        (e) if the Borrower shall continue to fail to perform and observe, or cause or permit any Subsidiary to fail to perform and observe any covenants under this Agreement, including, without limitation, all affirmative and negative covenants set forth in Sections 6 and 7 of this Agreement fifteen (15) days after notice by the Bank;

        (f) if the FRS, the FDIC, the Illinois Commissioner of Banks and Trust Companies or other governmental agency charged with the regulation of bank holding companies or depository institutions initiates any enforcement action, suit or regulatory proceeding of any kind or character whatsoever against the Borrower, any Subsidiary or any officer or director thereof, including, without limitation, any action to impose restrictions that prevent or as a practical matter impair the payment of dividends by any Subsidiary or the payments of any debt by the Borrower or restrictions that make the payment for the dividends by any Subsidiary or the payment of debt by the Borrower subject to prior regulatory approval;

        (g) if any Subsidiary is notified that it is considered an institution in "troubled condition" within the meaning of 12 U.S.C. Section 1831(i) and the regulations promulgated thereunder, or if a conservator or receiver is appointed for any Subsidiary;

        (h) if the Borrower or any Subsidiary becomes insolvent or is unable to pay its debts as they mature; or makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature; or suspends transaction of its usual business, or if a trustee of any substantial part of the assets of the Borrower or any Subsidiary is applied for or appointed, and if appointed in a proceeding brought against the Borrower, the Borrower by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment, or within thirty (30) days such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

        (i) if any proceedings involving the Borrower or any Subsidiary are commenced by or against the Borrower or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and if such proceedings are instituted against the Borrower, the Borrower by any action or failure to act indicates its approval of, consent to our acquiescence therein, or an order shall be entered approving the petition in such proceedings and within thirty (30) days after the entry thereof such order is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect; or

        (j) if the Borrower or any Subsidiary continues to be in default in any payment of principal or interest for any other obligation or in the performance of any other term, condition or covenant contained in any agreement (including but not limited to an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis), under which any such obligation is created the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity.

     Upon the occurrence of a Default, the Bank shall have all rights and remedies provided by applicable law and, without limiting the generality of the foregoing, may, at its option, declare its commitments hereunder to be terminated and the Note shall thereupon be and become forthwith, due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Note or the Pledge Agreement to the contrary notwithstanding, and may, also without limitation, appropriate and apply toward the payment of the Note any indebtedness of the Bank to the Borrower however created or arising, and may, also without limitation exercise any and all rights in and to the collateral security referred to in Section 8 above and under the Pledge Agreement. There shall be no obligation to liquidate any collateral pledged hereunder in any order or with any priority or to exercise any remedy available to the Bank in any order.

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


     10. MISCELLANEOUS.

        (a) No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Time is of the essence in the performance of the covenants, agreements and obligations of the Borrower and each Subsidiary.

        (b) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements between the Bank and the Borrower with respect to the subject matter hereof. No amendment, modification, termination or waiver of any provision of this Agreement, the Pledge Agreement or the Note, or consent to any departure by the Borrower therefrom, shall be effective except for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

        (c) All notices, requests, demands and other communications provided for hereunder shall be: (i) in writing, (ii) made in one of the following manners, and (iii) shall be deemed given (a) if and when personally delivered, (b) on the next business day if sent by nationally recognized overnight courier addressed to the appropriate party as set forth below, or (c) on the second business day after being deposited in United States certified or registered mail, and addressed as follows: if to Borrower at the address first indicated above,
Attention:  President and if to Bank, at the address first indicated above,
Atention: Mark Hoppe,

        (d) This Agreement shall become effective when it shall have been executed by the Borrower and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of the Bank which may be given or denied in the Bank's sole and absolute discretion.

        (e) This Agreement and the Note shall be governed by the internal laws of the State of Illinois, and for all purposes shall be construed in accordance with the laws of said State.

        (f) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction; wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

        (g) All covenants, agreements, representations and warranties made by the Borrower herein shall, notwithstanding any investigation by or knowledge on the part of the

Bank, be deemed material and relied on by the Bank and shall survive the execution and delivery to the Bank of this Agreement and the Note.

        (h) This Agreement shall govern the terms of any extensions or renewals to the Note, subject to any additional teems and conditions imposed by the Bank in connection with any such extension or renewal.

        (i) The Borrower will pay all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with the collection and enforcement of this Agreement, the Note, the Pledge Agreement and any other instruments and documents to be delivered hereunder.

        (j) Any accounting term not specifically defined herein shall be construed in accordance with generally accepted accounting principles which are applied in the preparation of the financial statements referred to in Section 5(C), and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

        (k) The Bank reserves the right to sell participations in this loan or otherwise assign, transfer or hypothecate all or any part of this loan.

        (l) All covenants, agreements, warranties, and representations of the Borrower herein shall be deemed to have been made jointly and severally by the Borrower and the Subsidiary.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          FIRST MIDWEST CORPORATION OF DELAWARE


                                          By:  /s/ Robert L. Woods
                                               --------------------------------
                                          Its:       President
                                               --------------------------------

                                          LASALLE NATIONAL BANK

                                          By:  /s/
                                               --------------------------------
                                          Its:          F.VP.
                                               --------------------------------

                               FIRST AMENDMENT TO
                            REVOLVING LOAN AGREEMENT

     THIS FIRST AMENDMENT TO REVOLVING LOAN AGREEMENT dated as of May 1, 1996 (the "Amendment"), is between FIRST MIDWEST CORPORATION OF DELAWARE, a Delaware corporation (the "Borrower"), and LASALLE NATIONAL BANK, a national banking association (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Bank entered into a Revolving Loan Agreement, dated as of May 1, 1995 (the "Agreement"); and

     WHEREAS, the Borrower and the Bank desire to amend the Agreement as more fully described herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

     2. AMENDMENTS TO THE AGREEMENT.

        2.1 Recitals to the Agreement. The Recitals provisions of the Agreement are hereby amended as of the date hereof by deleting the figure "Seventeen Million Dollars ($17,000,000)" in each place in which it appears and substituting the figure "Eighteen Million Dollars ($18,000,000)" in lieu thereof.

        2.2 Amendment to Section 1 of the Agreement. Section 1 of the Agreement is hereby amended as of the date hereof by restating it in its entirety, as follows:

     "1. COMMITMENT OF THE BANK.

     The Bank agrees to extend a revolving loan (the "Loan") to the Borrower in the principal amount not to exceed Eighteen Million Dollars ($18,000,000), such Loan to be evidenced by the Note (as defined below), and secured by securities described in the Pledge Agreement (hereinafter defined) in accordance with terms and subject to the conditions set forth in this Agreement, the Note and the Pledge Agreement. Advances made by the Bank hereunder may be repaid and, subject to the terms and conditions hereof borrowed again, up to but not including May 1, 1997."

        2.3 Amendment to Section 3 of the Amendment.  The first sentence of
Section 3 of the Agreement is hereby amended as of the date hereof by deleting the figure "Seventeen Million Dollars ($17,000,000)" and substituting the figure "Eighteen Million Dollars ($18,000,000)" in lieu thereof.

        2.4 Amendment to Section 3(a) of the Agreement.  The first paragraph of
Section 3(a) of the Agreement is hereby amended as of the date hereof by restating it in its entirety, as follows:

        "(a) The Borrower shall pay interest on amounts outstanding under the Note as provided herein. Borrower shall make principal payments of $500,000 on the 1st day of each of the below identified quarters on which interest is due, commencing July 1, 1996. Interest shall be payable quarterly, in arrears, commencing on July 1, 1996 and continuing on the first day of each October, January, and April thereafter, with a final payment of all outstanding amounts due under the Note, including, but not limited to principal and interest if not sooner paid, on May 1, 1997. The amounts outstanding from time to time shall bear interest calculated on the actual number of days elapsed on the basis of a 360 day year, at a rate equal, at the Borrower's option, to either (a) the London Inter-Bank Offered Rate ("LIBOR") plus 100 basis points, or (b) the Prime Rate (whichever rate is so selected, the "Interest Rate")."

     3. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower warrants that:

        3.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

        3.2 No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

        3.3 Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

        3.4 No Default.  As of the date hereof, no Event of Default under
Section 9 of the Agreement, as amended by this Amendment, or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

        3.5 Warranties. As of the date hereof, the representations and warranties in Section 5 of the Agreement are true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

     4. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

        (a) This Amendment, duly executed by the Borrower;

        (b) A Replacement Revolving Promissory Note in the form of Exhibit A-1 attached hereto, duly executed by the Borrower;

        (c) First Amendment to Pledge and Security Agreement, duly executed by the Borrower; and

        (d) Such other documents and instruments as the Bank reasonably requests.

     5. GENERAL.

        5.1 Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

        5.2 Successors. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

        5.3 Confirmation of the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.


LASALLE NATIONAL BANK                            FIRST MIDWEST CORPORATION OF
                                                 DELAWARE


By:  /s/                                         By:   /s/ Robert L. Woods
     ---------------------                           ---------------------------
Its:        S.V.P.                               Its:        President
     ---------------------                           ---------------------------

                              SECOND AMENDMENT TO
                            REVOLVING LOAN AGREEMENT


     THIS SECOND AMENDMENT TO REVOLVING LOAN AGREEMENT dated as of May 1, 1997 (this "Amendment"), is between FIRST MIDWEST CORPORATION OF DELAWARE, a Delaware corporation (the "Borrower"), and LASALLE NATIONAL BANK, a national banking association (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Bank entered into a Revolving Loan Agreement dated as of May 1, 1995, as amended by a First Amendment thereto dated May 1, 1996 (collectively, the "Agreement"); and

     WHEREAS, the Borrower and the Bank desire to amend the Agreement as more fully described herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.

     2. AMENDMENTS TO THE AGREEMENT.

        2.1 Amendment to Section 1 of the Agreement. Section 1 of the Agreement is hereby amended as of the date hereof by restating it in its entirety, as follows:

     "1. COMMITMENT OF THE BANK.

     The Bank agrees to extend a revolving loan (the "Loan") to the Borrower in the principal amount not to exceed Eighteen Million Dollars ($18,000,000), such Loan to be evidenced by the Note (as defined below), and secured by securities described in the Pledge Agreement (hereinafter defined) in accordance with terms and subject to the conditions set forth in this Agreement, the Note and the Pledge Agreement. Advances made by the Bank hereunder may be repaid and, subject to the terms and conditions hereof borrowed again, up to but not including May 1, 1998."

        2.2 Amendment to Section 2 of the Agreement. Section 2 of the Agreement is hereby amended by adding the following as new subsection (e) thereto:

      "(e) The Loans may be advanced in the form of direct advances. Each Loan shall be made available to the Borrower upon its written request, from any person whose authority to so act has not been revoked by the Borrower in writing previously received by the Bank. Such request must be received by no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. The proceeds of each Loan shall be made available at the office of the Bank by credit to the account of the Borrower or by other means requested by the Borrower and acceptable to the Bank. The Bank is authorized to rely on the telephonic, telecopy or telegraphic loan requests which the Bank believes in its good faith judgment to emanate from a properly authorized representative of the Borrower, whether or not that is in fact the case. The Borrower does hereby irrevocably confirm, ratify and approve all such advances by the Bank and does hereby indemnify the Bank against losses and expenses (including court costs, reasonable attorneys' and paralegals' fees) and shall hold the Bank harmless with respect thereto."

         2.3 Amendment to Section 3 (a) of the Agreement. The first paragraph of Section 3 (a) of the Agreement is hereby amended as of the date hereof by restating it in its entirety, as follows:

      "(a) The Borrower shall pay interest on amounts outstanding under the Note as provided herein. Borrower shall make principal payments of $500,000 on the 1st day of each of the below identified quarters on which interest is due, commencing July 1, 1997. Interest shall be payable quarterly, in arrears, commencing on July 1, 1997 and continuing on the first day of each October, January, and April thereafter, with a final payment of all outstanding amounts due under the Note, including, but not limited to principal and interest if not sooner paid, on May 1, 1998. The amounts outstanding from time to time shall bear interest calculated on the actual number of days elapsed on the basis of a 360 day year, at a rate equal, at the Borrower's option, to either (a) the London Inter-Bank Offered Rate ("LIBOR") plus 100 basis points, or (b) the Prime Rate (whichever rate is so selected, the "Interest Rate")."

      3. WARRANTIES. To induce the Bank to enter into this Amendment, the Borrower warrants that:

         3.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.

         3.2 No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Agreement, as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.

         3.3 Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

        3.4 No Default.  As of the date hereof, no Event of Default under
Section 9 of the Agreement, as amended by this Amendment, or event or condition which, with the giving of notice or the passage of time, shall constitute an Event of Default, has occurred or is continuing.

        3.5 Warranties. As of the date hereof, the representations and warranties in Section 5 of the Agreement are true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.

     4. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Bank of the following documents:

        (a) This Amendment, duly executed by the Borrower;

        (b) A Replacement Revolving Promissory Note in the form of Exhibit A-2 attached hereto, duly executed by the Borrower; and

        (c) Such other documents and instruments as the Bank reasonably requests.

     5. GENERAL.

        5.1 Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

        5.2 Successors. This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

        5.3 Confirmation of the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.


LASALLE NATIONAL BANK                            FIRST MIDWEST CORPORATION OF
                                                 DELAWARE


By:  /s/                                         By:   /s/ Robert L. Woods
     ---------------------                           ---------------------------
Its:    Vice President                           Its:        President
     ---------------------                           ---------------------------



April 8, 1997

                                      3